UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)		14031 (Zip Code)
Registrant’s telephone number, including area code: (716) 270-1523

______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2015, the Board of Directors of 22nd Century Group, Inc. (the “Company”) appointed Nora B. Sullivan to fill a vacancy on the Board of Directors of the Company. Ms. Sullivan will serve as a Class III Director for a term to expire at the 2017 annual meeting of stockholders and until her successor has been elected and qualified. Ms. Sullivan will be entitled to receive compensation for her service as a director consistent with the compensation paid to non-employee directors of the Company as described in the Company’s proxy statement for the 2015 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 6, 2015. Ms. Sullivan is expected to be appointed to one or more committees of the Board of Directors in the near future.

There are no related party transactions with Ms. Sullivan required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated May 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Henry Sicignano, III
Date:May 22, 2015	Henry Sicignano, III
President and Chief Executive Officer